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                                                                    Exhibit 23.2

               CONSENT OF ERNST &YOUNG LLP, INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the StemCells, Inc. Amended and Restated 2004 Equity Incentive Plan, of our report dated March 4, 2003, except for Note 1 -- Restatement of Consolidated Financial Statements, as to which the date is March 31, 2004, with respect to the 2001 and 2002 consolidated financial statements of StemCells, Inc included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP


August 12, 2004